Exhibit 99.1

Carronade Capital Comments on Preliminary Results of Cannae Annual Meeting at which Two of Carronade’s Nominees Were Elected to the Board

Vote Outcome Demonstrates Shareholder Mandate for Meaningful Change and for New, Truly Independent Perspectives on Cannae’s Board; Shareholders Also Reject “Say on Pay”

Nominees are Ready to Work Constructively in the Cannae Boardroom to Help Drive Value Creation

DARIEN, Conn., Dec. 12, 2025 (GLOBE NEWSWIRE) -- Carronade Capital Master, LP (together with its affiliates, “Carronade Capital”, “our” or “we”), which beneficially owns approximately 3.2 million shares of Common Stock of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”), today commented on the preliminary voting results from Cannae’s 2025 Annual Meeting of Shareholders, which indicated that shareholders voted to elect its nominees, Mona Aboelnaga and Chérie Schaible, to Cannae’s Board of Directors. Carronade’s two elected nominees received more votes than the Company’s two elected nominees.

Carronade issued the following statement:

“Today’s successful result is a testament to shareholders’ desire for meaningful change at Cannae and a win for all Cannae shareholders. As a result of our engagement, Cannae has committed to address many of the issues at the center of our case for change, including increasing capital return to shareholders, de-staggering the Board and portfolio reallocation. The election of two new, truly independent directors – Mona Aboelnaga and Chérie Schaible – is significant and, we believe, can serve as a positive turning point for Cannae. It is also telling that Cannae shareholders voted to reject the Company’s “Say on Pay” proposal, sending another strong message to the Company that the continued unjust enrichment of its directors and management must cease.”

“Mona and Chérie are prepared and energized to work collaboratively with Cannae’s incumbent directors and senior management to enhance corporate governance, improve capital allocation priorities, restore accountability and identify and execute upon opportunities for meaningful value creation at Cannae. Shareholders have provided a mandate for real change, and we hope Cannae takes this opportunity to re-evaluate its committee structure, include independent voices when evaluating transactions and have discussions directly with shareholders to solicit feedback which Carronade intends to continue providing. Carronade appreciates the substantial support received from our fellow shareholders and the unanimous support from leading proxy advisory firms for all of our independent nominees. Mona and Chérie are eager to start working to drive positive change, interact directly with shareholders and unlock Cannae’s potential.”

Final voting results of Cannae’s 2025 Annual Meeting will be published by the Company once they are certified by the Company’s inspector of elections.

About Carronade Capital

Carronade Capital Management, LP (“Carronade Capital Management”) is a multi-strategy investment firm based in Darien, Connecticut with approximately $2.7 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital Management, founded in 2019 by industry veteran Dan Gropper, currently employs 17 team members. Carronade Capital was launched on July 1, 2020. Dan Gropper brings with him nearly three decades of special situations credit experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Media Contact:
Paul Caminiti / Jacqueline Zuhse
Reevemark
(212) 433-4600
Carronade@reevemark.com

Investor Contacts:
Andy Taylor / Win Rollins
Carronade Capital Management, LP
(203) 485-0880
ir@carronade.com

Pat McHugh
Okapi Partners LLC
(855) 208-8903
(212) 297-0720
info@okapipartners.com

Disclaimers

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Cannae Holdings, Inc. (the “Company”) will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide financial, legal or investment advice. Each shareholder of the Company should make a decision that aligns with their own financial interests, consulting with their own advisers, as necessary.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Carronade Capital and its affiliates believe that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Carronade or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the U.S. Securities and Exchange Commission, including those listed under “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q . The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Carronade does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this press release is based on data obtained from sources considered to be reliable. Any analyses provided herein is intended to assist the reader in evaluating the matters described herein and may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are estimates and, unless required by law, are subject to revision without notice.

Certain of the funds(s) and/or account(s) (“Accounts”) managed by Carronade Capital Management, LP (“Carronade Capital Management”) currently beneficially own shares of the Company. Carronade Capital Management in the business of trading (i.e., buying and selling) securities and intends to continue trading in the securities of the Company. You should assume the Accounts will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Carronade Capital Management’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Carronade Capital Management’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to Carronade Capital Management, concentration of positions in the portfolios managed by Carronade Capital Management, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company’s share price on or following the date hereof, Carronade Capital Management may buy additional shares or sell all or a portion of its Account’s holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments relating to the Company’s shares). Carronade Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.